Exhibit 10.18

FIRST AMENDMENT OF OFFICE BUILDING LEASE

THIS FIRST AMENDMENT OF OFFICE BUILDING LEASE (“Amendment”) is made this 1st day of June, 2017, by and between 255 South King Street Limited Partnership, a Washington limited partnership (“Landlord”) and Avalara, Inc., a Washington corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Office Building Lease dated June 9, 2016 (the “Lease”), pursuant to which Tenant leased a portion of the office building commonly known as 255 South King Street, Seattle, Washington, as more particularly described in the Lease (the “Premises”).

B. Landlord and Tenant seek to amend the Lease to modify the Estimated Commencement Date of the Lease and certain dates related to the Estimated Commencement Date as set forth herein.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and Tenant hereby agree as follows:

1.	Section 2.4 of the Lease is hereby amended in its entirety to read as follows:

2.4 Commencement Date: Three (3) days after Tenant notifies Landlord of the Substantial Completion of the Tenant Improvements (as defined in Exhibit D hereof), which Landlord and Tenant estimate will occur on February 1, 2018 (the “Estimated Commencement Date”). The parties shall mutually confirm the Commencement Date and Expiration Date by written notice. Notwithstanding the forgoing, if Substantial Completion of the Tenant Improvements occurs prior to February 1, 2018, then the Commencement Date shall not be earlier than February 1, 2018 unless Tenant elects to occupy and conduct business on one or more floors of the Premises prior to February 1, 2018.

2.	The last paragraph of Section 2.8 of the Lease is hereby amended in its entirety to read as follows:

Floors 13 and 14 shall be “space-pocketed” for Tenant (at no cost to Tenant). Tenant shall begin paying Base Rent for Floor 14 (and Additional Rent with respect thereto) commencing in month 11 of the Lease (estimated to be December 1, 2018). Tenant shall begin paying Base Rent for Floor 13 (and Additional Rent with respect thereto) commencing in month 23 of the Lease (estimated to be December 1, 2019).

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3.	Article 4 of the Lease is hereby amended in its entirety to read as follows:

4.	DELIVERY OF POSSESSION

4.1 Tenant shall be entitled to enter the Premises (“Tenant’s Early Occupancy”), at no charge, at any time after Landlord has completed construction of that portion of the Shell and Core Work (as defined in Exhibit D) that will enable Tenant to commence construction of the Tenant Improvements as described in Exhibit L (the “Shell and Core Work Required for Early Delivery”), which such construction is currently scheduled to be completed by July 1, 2017 (the “Early Delivery Date”); provided that Tenant does not thereby unreasonably interfere with Landlord’s construction of the balance of the Shell and Core Work and/or improvements for other tenants in the Building as a result of such occupancy. All provisions of this Lease shall be applicable during Tenant’s Early Occupancy except for Tenant’s maintenance obligation, the payment of Base Rent, and the payment of Additional Rent.

4.2 The Estimated Commencement Date set forth in Section 2.4 of this Lease represents an estimate of the actual Commencement Date. The Commencement Date shall be three (3) days after Tenant delivers written notice to Landlord of the Substantial Completion of the Tenant Improvements (defined in Exhibit D). If the Commencement Date is later than the Estimated Commencement Date specified in Section 2.4 above, this Lease shall not be void or voidable and Landlord and Tenant shall be entitled to the rights and remedies set forth in Sections 4.3 through 4.6. Landlord and Tenant shall confirm the Commencement Date in writing after the actual Commencement Date has been established. Notwithstanding the forgoing, if Substantial Completion of the Tenant Improvements occurs prior to February 1, 2018, then the Commencement Date shall not be earlier than February 1, 2018 unless Tenant elects to occupy and conduct business on one or more floors of the Premises prior to February 1, 2018.

4.3 If the Landlord fails to (i) complete the Shell and Core Work Required for Early Delivery by the Early Delivery Date, or (ii) complete the Shell and Core Work by January 1, 2018 for any reason other than Tenant Delays or Changes (each as defined in Exhibit D), and Landlord’s failure to timely complete either of same is the proximate cause of Tenant’s inability to achieve Substantial Completion of the Tenant Improvements by the Estimated Commencement Date, then Tenant shall be entitled, commencing on February 1, 2018, to one (1) day of free Base Rent for each day of delay of the Commencement Date up through August 1, 2018. If the Commencement Date has not occurred by August 1, 2018, then Tenant may, in its sole discretion, elect to terminate this Lease without penalty. Notwithstanding anything herein to the contrary, such termination date shall not be subject to extensions for any reason whatsoever (including, without limitation, any force majeure delays described in Section 34 of the Lease). Any free Base Rent awarded herein shall be applied against the most immediate calendar months of the Term for which Base Rent is due. Landlord represents and warrants that it has received all applicable building permits for the Shell and Core Work to construct the Building (“Original Shell and Core Permits”), excepting modification to the Original Shell and Core Permits described in Section 4.6 below.

If the Landlord fails to (i) complete the Shell and Core Work Required for Early Delivery by the Early Delivery Date, or (ii) complete the Shell and Core Work by January 1, 2018 due to Tenant Delays or Changes, then the Commencement Date shall be the Estimated Commencement Date.

4.4 If Tenant’s failure to achieve Substantial Completion of the Tenant Improvements by the Estimated Commencement Date is caused by (i) Landlord’s failure to complete the Shell and Core Work Required for Early Delivery by the Early Delivery Date due to a Landlord Force Majeure Delay, or (ii) Landlord’s failure to complete the Shell and Core Work by January 1, 2018 due to a Landlord Force Majeure Delay, and either of such delay is the proximate cause of Tenant’s inability to achieve timely Substantial Completion, or (iii) a Tenant Force Majeure Delay (defined below), then the Estimated Commencement Date shall be extended by one day for each day of delay so caused. For purposes of this Lease, the term “Landlord Force Majeure Delay” means any actual delay in the timely completion of construction of either the Shell and Core Work Required for Early Delivery or the Core and Shell Work to the extent resulting from any act of God, fire or other casualty.

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4.5 If Tenant fails to achieve Substantial Completion of the Tenant Improvements by the Estimated Commencement Date for any reason other than (i) Landlord’s failure to complete the Shell and Core Work Required for Early Delivery by the Early Delivery Date and such failure is not caused by a Landlord Force Majeure Delay, or (ii) Landlord’s failure to complete the Shell and Core Work by January 1, 2018 and such failure is not caused by a Landlord Force Majeure Delay, and either of such delay is the proximate cause of Tenant’s inability to achieve timely Substantial Completion of the Tenant Improvements, or (iii) a Tenant Force Majeure Delay (defined below), then the Commencement Date of the Lease shall be March 1, 2018. For purposes of this Lease, the term “Tenant Force Majeure Delay” means any actual delay in achieving Substantial Completion of the Tenant Improvements to the extent resulting from any of the following (i) any act of God, fire or other casualty, or (ii) the failure of a governmental entity to issue any applicable permit or approval for the construction of the Tenant Improvements by June 15, 2017 (excepting Tenant Related Shell and Core Permit Delays described in Section 4.6 below), provided Tenant submits application for such permits and approvals on or before December 1, 2016 and uses commercially reasonable efforts to timely obtain such permits and approvals.

4.6 Notwithstanding anything to the contrary in this Article 4, if Tenant’s failure to achieve Substantial Completion of the Tenant Improvements by the Estimated Commencement Date is caused by (i) any delay arising out of a modification to the Original Shell and Core Permits required to incorporate any aspect of the Tenant Improvements, such as the relocation of the interstitial stairs or (ii) any delay arising out of Pioneer Square Preservation Board approvals of any aspect of the Tenant Improvements (collectively, a “Tenant Related Shell and Core Shell Permit Delay”) then: (i) the Commencement Date shall be tolled for up to 90 days, that is from February 1, 2018 to May 1, 2018 (until the date that Tenant actually obtains its certificate of occupancy for the Premises), and (ii) after May 1, 2018, if Tenant has not yet obtained such certificate of occupancy, then the Commencement Date shall occur, but Tenant shall pay 50% of the Base Rent and Additional Rent (but excluding all variable costs incurred due to occupancy) hereunder until the date that Tenant actually obtains its certificate of occupancy for the entire Premises.

Tenant understands and acknowledges that relocation of the interstitial stairs will require a modification to the Original Shell and Core Permits, and further understands and acknowledges that any changes to the exterior skin of the Building, deck re-design, or change in use of the 18th floor from retail to office must be approved by the Pioneer Square Preservation Board. Landlord and Tenant shall use commercially reasonable efforts to obtain approval of the modifications described in this Section 4.6.

4.7 Except for Tenant’s Early Occupancy, Landlord shall deliver possession of the Premises on the Commencement Date. Except with respect to latent defects in the Building (including the Premises), such matters as to which Tenant gave Landlord notice on or before the date that is 30 days after the Commencement Date, and except as otherwise expressly provided in this Lease, Tenant hereby agrees that by taking possession of the Premises, it shall have (i) accepted the Premises in its “as-is” condition and (ii) agreed that the Premises may be used for its intended purpose.

4.	The first sentence of the first paragraph of Exhibit D to the Lease (Tenant Improvements) is hereby amended to provide that the Landlord shall complete the Shell and Core by January 1, 2018.

5.	Except as expressly amended herein, all other terms of the Lease shall remain in full force and effect.

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AVALARA LEASE

6.	This Amendment may be executed in two more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

FIRST AMENDMENT

AVALARA LEASE

The parties hereto have executed this Amendment as of the date first set forth above.

LANDLORD	TENANT

255 South King Street Limited Partnership, a Washington limited partnership	Avalara, Inc., a Washington corporation

By: American Life, Inc.	By:	/s/ Alesia Pinney
Its: Managing General Partner	Name:	Alesia Pinney
	Its:	EVP & General Counsel

By:	/s/ Gregory L. Steinhauer
Gregory L. Steinhauer, President

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AVALARA LEASE

STATE OF WASHINGTON  )

                                                   )ss

COUNTY OF KING                )

On this 16th day of June, 2017, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Gregory L. Steinhauer, to me known to be the President of American Life, Inc., which corporation is the Managing General Partner of 255 South King Street Limited Partnership, the limited partnership that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act of and deed of said limited partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

Seattle, Washington
Notary Public residing at:
/s/ Jenni Laszlo
Jenni Laszlo
Notary’s Name (typed or legibly printed) My Commission Expires:
1/10/19

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AVALARA LEASE

ACKNOWLEDGMENT OF TENANT

STATE OF WASHINGTON    )

                                                   )ss

COUNTY OF KING                )

On this 1st day of June, 2017, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Alesia Pinney, to me known to be the EVP & GC of Avalara, Inc., a Washington corporation, the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act of and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute the said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Nathan William Garnett
Notary Public residing at:
Seattle, WA
Nathan William Garnett
Notary’s Name (typed or legibly printed)
My Commission Expires:
7/3/2018

FIRST AMENDMENT

AVALARA LEASE